Form 8-K iBio, Inc. - IBIO Filed: November 23, 2012 (period: November 21, 2012) Report of unscheduled material events or corporate changes.

Table of Contents

8-K

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 9.01 Financial Statements and Exhibits.

SIGNATURES

EX-99.1 (Exhibits not specifically designated by another number and by investment companies)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

9 Innovation Way, Suite 100

Newark, Delaware 19711

(Address of principal executive offices, including zip Code)

(302) 355-0650

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2012, iBio, Inc., a Delaware corporation (the “Company”) received notice from NYSE MKT LLC (the “Exchange”) that the Company currently is below certain of the Exchange’s continued listing standards. The Exchange indicated that its review of the Company’s Form 10-Q for the period ended September 30, 2012, indicates that the Company is not in compliance with Section 1003(a)(ii), which applies if a listed company has stockholders’ equity of less than $6,000,000 and net losses in its five most recent fiscal years.

The Company is afforded the opportunity to submit a plan of compliance to the Exchange by December 21, 2012, that explains how the Company intends to regain compliance with Section 1003(a)(ii) of the Company Guide by October 14, 2013. If the Company does not submit a plan of compliance, or if the plan is not accepted by the Exchange, the Company will be subject to delisting procedures as set forth in Section 1010 and Part 12 of the Company Guide.

The Company believes it can provide the Exchange with a satisfactory plan by December 21, 2012, to show that it will be able to return to compliance with Section 1003(a)(ii) of the Company Guide by October 14, 2013.

Item 8.01     Other Events.

On November 23, 2012, the Company issued a press release announcing its receipt from the Exchange of notice of the Company’s failure to satisfy a continued listing standard. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated November 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.

Date: November 23, 2012	By:	/s/ Douglas Beck
Douglas Beck
Chief Financial Officer